Exhibit 10.85

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Guardian 8 holdings

Convertible Senior Secured Debenture

Issuance Date: June 13, 2014	Principal: U.S. $22,500.00

FOR VALUE RECEIVED, Guardian 8 Holdings, a Nevada corporation (“Company”), hereby promises to pay to the order of EQUITEC SPECIALISTS, LLC or its registered assigns (“Holder”) the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal”) when due, upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at a rate equal to 8.00% per annum (the “Interest Rate”), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below) or, the Maturity Date, acceleration, redemption, conversion, or otherwise (in each case in accordance with the terms hereof).  This Senior Debenture (including all Senior Debentures issued in exchange, transfer or replacement hereof, this “Debenture”) is one of an issue of Senior Debentures issued pursuant to the Securities Purchase Agreement (as defined below) on the Initial Closing Date (collectively, the “Debentures” and such other Senior Debentures, the “Other Debentures”).  Certain capitalized terms used herein are defined in Section 21.

(1) PAYMENTS OF PRINCIPAL.  On the Maturity Date, the Company shall pay to the Holder an amount equal to the Principal, as well as all accrued but unpaid Interest.  The “Maturity Date” shall be November 30, 2015, or (a) such earlier date as may be accelerated by the Required Holders upon an Event of Default in accordance with the terms hereof, or (b) such later date as may be extended at the option of the Required Holders, (i) in the event that, and for so long as, an Event of Default (as defined in Section 3(a)) shall have occurred and be continuing or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default.

(2) INTEREST; INTEREST RATE.  Interest on this Debenture shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears for each Payment Quarter on the first day of the succeeding Payment Quarter during the period beginning on March 1, 2015 and ending on, and including, the Maturity Date (each, an “Interest Date”). Interest shall be payable on each Interest Date, to the record holder of this Debenture on the applicable Interest Date, in cash (“Cash Interest”), or, at the option of the Company, in shares of Common Stock (“Interest Shares”) or a combination thereof, provided that the Interest which accrued during any period may be payable in Interest Shares if, and only if, the Company delivers written notice (each, an “Interest Election Notice”) of such election to each holder of the Debentures on or prior to the tenth (10th) Trading Day prior to the Interest Date (each, an “Interest Notice Due Date”) and the Equity Conditions are satisfied.  Each Interest Election Notice must specify the amount of Interest that shall be paid as Cash Interest, if any, and the amount of Interest that shall be paid in Interest Shares.  Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (provided, that if the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share) of Common Stock equal to the quotient of (a) the amount of Interest payable on such Interest Date less any Cash Interest paid and (b) the Interest Conversion Price in effect on the applicable Interest Date.  If any Interest Shares are to be paid on an Interest Date, then the Company shall (X) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and such action is not prohibited by applicable law or regulation or any applicable policy of DTC, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian system, or (Y) if the foregoing shall not apply, issue and deliver within three Trading Days after the applicable Interest Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least two Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled.  Notwithstanding the foregoing, the Company shall not be entitled to pay Interest in Interest Shares and shall be required to pay such Interest in cash as Cash Interest on each Interest Date if, unless consented to in writing by the Holder, during the period commencing on the applicable Interest Notice Due Date through the applicable Interest Date, the Equity Conditions have not been satisfied. Interest accrues at the Interest Rate on all outstanding unpaid Principal owed under this Debenture and all accrued Interest is payable on each Interest Date.  Upon the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to thirteen percent (13.00%) (the “Default Rate”).  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.  The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Interest Shares; provided that the Company shall not be required to pay any tax that may be payable in respect of any issuance of Interest Shares to any Person other than the Holder or with respect to any income tax due by the Holder with respect to such Interest Shares.

(3) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default.  Each of the following events shall constitute an “Event of Default”:

(i) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

(ii) the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Debenture (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least three (3) Business Days;

(iii) any default occurs and is continuing under, or any redemption of or acceleration prior to maturity occurs in respect of any Indebtedness of the Company or any of its Subsidiaries (as defined in Section 3(a) of the Securities Purchase Agreement) other than with respect to any redemption of the Other Debentures in accordance with their terms; provided, that in the event that any such acceleration of indebtedness is rescinded by the holders thereof prior to acceleration of this Debenture or the Other Debentures, no Event of Default shall exist as a result of such rescinded acceleration;

(iv) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(v) creditors of the Company or any of its Subsidiaries file an action for relief under any Bankruptcy Law against such entity in an involuntary case and such action is not dismissed within thirty (30) days of such filing or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(vi) a final judgment or judgments for the payment of money aggregating in excess of $50,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $50,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within sixty (60) days of the issuance of such judgment;

(vii) the Company or any of its Subsidiaries breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least five (5) consecutive Business Days, and except for breaches that are not reasonably likely to result in liability to the Company of more than $25,000 in any single instance or $100,000 in the aggregate;

(viii) any breach or failure in any respect to comply with Section 8 of this Debenture;

(ix) any Event of Default (as defined in the Other Debentures) occurs and is continuing with respect to any Other Debentures; or

(x) any Event of Default (as defined in the Security Agreement) occurs and is continuing under the Security Documents, the repudiation by the Company or any of its Subsidiaries of any of its obligations under the Security Documents or the unenforceability of the Security Documents against the Company or any of its Subsidiaries for any reason.

(b) Redemption Right.  Promptly after the occurrence of an Event of Default with respect to this Debenture or any Other Debenture, which could not be cured by the Company within ten (10) Business Days, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder.  At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Required Holders may require the Company to redeem all or any portion of the Debentures  (as “Event of Default Redemption”) by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of the Debentures the Required Holders are electing to redeem; provided that upon the occurrence of any default described in Section 3(a)(v) and 3(a)(vi), the Debentures shall automatically, and without any action on behalf of the Holders, be redeemed by the Company.  Each portion of the Debentures subject to redemption by the Company pursuant to this Section 3(b) shall be redeemed by the Company at a price equal to 110% of the outstanding Principal amount and accrued and unpaid Interest and accrued and unpaid Late Charges and Interest with respect to such portion of the Debentures subject to redemption (the “Event of Default Redemption Price”).  Redemptions required by this Section 3(b) shall be made in accordance with the provisions of Section 7.

(4) CONVERSION OF DEBENTURE.

(a) Conversion; Conversion Price; Valuation Event.  Subject to the limitations set forth in Section 5 hereof, this Debenture may be converted, either in whole or in part, up to the full Principal Amount and accrued Interest hereof (the “Conversion Amount”) into shares of Common Stock (calculated as to each such conversion to the nearest whole share), at any time and from time to time on any Business Day, subject to compliance with this Section 4 and Section 5. The number of shares of Common Stock into which this Debenture may be converted is equal to the dollar amount of the Debenture being converted divided by the Conversion Price. The “Conversion Price” shall be equal to $0.50, subject to adjustment as provided for herein.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Agreement shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) In the event that the Company shall at any time after the date of this Debenture and prior to its conversion or Maturity:  (i) declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock into a greater number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Conversion Price in effect at the time of the record date for the determination of Stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action.  Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment in the Conversion Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Section 4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(ii) In case of any reclassification or change of the shares of Common Stock issuable upon conversion of this Debenture (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder of this Debenture shall have the right thereafter to receive upon conversion of this Debenture solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments set forth herein. The above provisions shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

(b) Exercise of Conversion Privilege.

(i) Voluntary Conversion.  Beginning on the 91st day following the Closing Date, this Debenture may be converted by Holder by delivery of the Conversion Notice to the Company.  The date on which the Company actually receives a Conversion Notice in accordance with the provisions of this Section 4(b)(i) shall constitute a Conversion Date.  The Company shall convert, subject to the redemption provisions set forth in Section 5, this Debenture and issue the shares of Common Stock at Conversion in the manner provided below in this Section 4(b)(i), and all voting and other rights associated with the beneficial ownership of the shares of Common Stock at Conversion shall vest with the Holder, effective as of the Conversion Date at the time specified in the Conversion Notice.  The Conversion Notice also shall state the name or names (with addresses) of the persons who are to become the holders of the shares of Common Stock at Conversion in connection with such conversion. As promptly as practicable following the Conversion Date as aforesaid, but in any event not more than three (3) Business Days after the Conversion Date, the Company shall (i) issue the shares of Common Stock at Conversion in accordance with the provisions of this Section 4 and (ii) cause to be either: (A) provided that the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit the aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system; or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, mailed for delivery by overnight courier to Holder a certificate or certificate(s) representing the number of shares of Common Stock to which the Holder is entitled by virtue of such conversion. Further, the Company shall pay to the Holder (i) cash, as provided in Section 3.3, in respect of any fraction of a share of Common Stock deliverable upon such conversion and (ii) cash or shares of Common Stock, as applicable, representing the amount of accrued and unpaid Interest on this Debenture as of the Conversion Date.  Such conversion shall be deemed to have been effected on the Conversion Date, and at such time the rights of the Holder of this Debenture, as such (except if and to the extent that any Principal Amount thereof remains unconverted), shall cease and the Person and Persons in whose name or names the shares of Common Stock at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Stock represented thereby, and all voting and other rights associated with the beneficial ownership of such Common Stock shall at such time vest with such Person or Persons.

(ii) The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under the Bankruptcy Code.  In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief they may have under 11 U.S.C. § 362 in respect of the Holder’s conversion privilege.  The Company hereby waives to the fullest extent permitted any rights to relief they may have under 11 U.S.C. § 362 in respect of the conversion of this Debenture.  The Company agrees, without cost or expense to the Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. § 362.

(iii) Forced Conversion. If the Closing Sale Price of shares of Common Stock during the ten consecutive Trading Days period ending and including the applicable Forced Conversion Notice Date (as defined below) has been at or above $1.00 per share (as adjusted for stock splits, stock dividends recapitalizations and similar events) and no Equity Conditions Failure shall then exist (collectively, the “Forced Conversion Conditions”), then the Company shall have the right to require the Holder to convert all, or any part, of this Debenture for shares of Common Stock in accordance with this Section 4(iii) and the mechanics set forth in Section 4(i) hereof (the “Forced Conversion”) on the Forced Conversion Date (as defined below).  If the Forced Conversion Conditions have been satisfied, the Company may exercise its right to require a Forced Conversion by delivering a written notice thereof by facsimile or overnight courier to all, but not less than all, of the holders of Debentures (the “Forced Conversion Notice” and the date all of the holders of Debentures received such notice is referred to as the “Forced Conversion Notice Date”).  The Forced Conversion Notice shall (x) state the date on which the Forced Conversion shall occur (the “Forced Conversion Date”) which date shall not be less than ten (10) calendar days nor more than twenty (20) calendar days following the Forced Conversion Notice Date, (y) certify that there has been no Equity Conditions Failure and (z) state the aggregate Conversion Amount of the Debentures which are being converted in such Forced Conversion from the Holder and all of the other holders of the Debentures pursuant to this Section 4(b)(iii) (and analogous provisions under the other Debentures) on the Forced Conversion Date.  If the Company has elected a Forced Conversion, the mechanics of conversion set forth in Section 4(i) shall apply, to the extent applicable, as if the Company had received from the Holder on the third (3rd) Trading Day immediate prior to the applicable Forced Conversion Date, a Conversion Notice with respect to the Conversion Amount subject to the Forced Conversion as set forth in such Forced Conversion Notice.  Notwithstanding anything herein to the contrary, (i) if no Equity Conditions Failure has occurred as of the Forced Conversion Notice Date but an Equity Conditions Failure occurs at any time prior to the Forced Conversion Date, (A) the Company shall provide the Holder a subsequent notice to that effect and (B) unless the Holder waives the Equity Conditions, the Forced Conversion shall be cancelled and the applicable Forced Conversion Notice shall be null and void and (ii) at any time prior to the Forced Conversion Date, the Conversion Amount subject to such Forced Conversion may be converted, in whole or in part, by the Holders into Common Shares pursuant to Section 4.  All such Conversion Amounts converted by the Holder after the Forced Conversion Notice Date shall reduce the Conversion Amount of this Debenture required to be converted on the Forced Conversion Date.   In the event the average closing price of the Common Stock for the ten trading days immediately preceding, but not including, the Maturity Date is equal to or greater than $0.80 (subject to adjustment for stock splits, dividends, etc.), then on the Maturity Date, Holder must convert all remaining Principal due under the Debenture.  If the Company elects to cause a Forced Conversion of this Debenture pursuant to Section 4(b)(iii) then it must simultaneously take the same action with respect to all of the other Debentures then outstanding on a pro rata basis.

(c) Fractional Shares.  No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be delivered upon conversion of this Debenture.  Instead of any fractional shares of Common Stock which otherwise would be delivered upon conversion of this Debenture, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to $0.50 per share.

(d) Surrender of Debentures.  Upon any redemption or conversion of the entire remaining Principal amount under this Debenture, the Holder shall either deliver this Debenture by hand to the Company at its principal executive offices or surrender the same to the Company at such address by nationally recognized overnight courier.

(e) Beneficial Ownership Conversion Limitation.  Notwithstanding anything to the contrary contained in this Debenture, this Debenture shall not be convertible by the Holder hereof, and the Company shall not effect any conversion of this Debenture or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such conversion or other share issuance hereunder the Holder (together with its affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock.  To the extent the above limitation applies, the determination of whether this Debenture shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Debenture, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Debenture. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not amend or waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Debenture or securities issued pursuant to the Securities Purchase Agreement.  By written notice to the Company, at any time the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Debentures.

(f) Company’s Failure to Timely Deliver Securities.  If the Company shall fail, for any reason or for no reason, to issue to the Holder within three (3) Trading Days after receipt of the applicable Conversion Notice, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of this Debenture (a “Delivery Failure”), and if on or after such third (3rd) Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the Buy-In Price.

(5) COMPANY REDEMPTION.  Beginning on the 91st day following the Closing Date, so long as no Equity Conditions Failure then exists, the Company shall have the right to redeem all, or any part, of the Conversion Amount (then remaining under this Debenture (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”).  The portion of this Debenture subject to redemption pursuant to this Section (5) shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to the Conversion Amount being redeemed as of the Company Optional Redemption Date.  The Company may exercise its right to require redemption under this Section (5) by delivering a written notice thereof by facsimile or overnight courier to all, but not less than all, of the holders of Debentures (the “Company Optional Redemption Notice” and the date all of the holders of Debentures received such notice is referred to as the “Company Optional Redemption Notice Date”).  Each Company Optional Redemption Notice shall be irrevocable.  The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than ten (10) calendar days nor more than twenty-five (25) calendar days following the Company Optional Redemption Notice Date, (y) certify that there has been no Equity Conditions Failure and (z) state the aggregate Conversion Amount of the Debentures which are being redeemed in such Company Optional Redemption from the Holder and all of the other holders of the Debentures pursuant to this Section (5) (and analogous provisions under the other Debentures) on the Company Optional Redemption Date.  Notwithstanding anything herein to the contrary, (i) if no Equity Conditions Failure has occurred as of the Company Optional Redemption Notice Date but an Equity Conditions Failure occurs at any time prior to the Company Optional Redemption Date, (A) the Company shall provide the Holder a subsequent notice to that effect and (B) unless the Holder waives the Equity Conditions Failure, the Company Optional Redemption shall be cancelled and the applicable Company Optional Redemption Notice shall be null and void and (ii) at any time prior to the date the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holders into Common Shares pursuant to Section 4(i).  All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Debenture required to be redeemed on the Company Optional Redemption Date.   If the Company elects to cause a Company Optional Redemption of this Debenture pursuant to Section (5), then it must simultaneously take the same action with respect to all of the Other Debentures then outstanding on a pro rata basis. If by the Maturity Date, the Company does not redeem the Debenture in accordance with this Section (5), then on the Maturity Date, the Class C Warrant, substantially in the form attached as Exhibit I to the Securities Purchase Agreement, shall automatically and without further action by any party adjust such that it is exercisable into twice the number of shares it was exercisable into on its Issuance Date, which such share amount shall be equitably adjusted for any stock splits, dividends, recapitalization, or transaction having a similar effect.

(6) NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, and will at all times in good faith carry out all of the provisions of this Debenture and take all action as may be required to protect the rights of the Holder of this Debenture.

(7) HOLDER’S REDEMPTIONS.

(a) Mechanics.  The Company shall deliver the applicable Event of Default Redemption Price to the Holder within one Business Day after the Company’s receipt of the Required Holders’ Event of Default Redemption Notice.  In the event of a redemption of less than all of the Principal of this Debenture, the Company shall promptly cause to be issued and delivered to the Holder a new Debenture (in accordance with Section 12(d)) representing the outstanding Principal which has not been redeemed.

(b) Redemption by Other Holders.  Any Event of Default Redemption Notice for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 3(b) or Section 8 is to be delivered to the Company by the Required Holders.  If the Company receives any Event of Default Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice, then the Company shall redeem a pro rata amount from each holder of the Debentures (including the Holder) based on the principal amount of the Debentures submitted for redemption pursuant to such Event of Default Redemption Notice received by the Company from the Required Holders.

(8) COVENANTS.

(a) Rank.  All payments due under this Debenture (a) shall rank pari passu with all Other Debentures and (b) shall be senior in right of payment to all other Indebtedness of the Company and its Subsidiaries.

(b) Incurrence of Indebtedness.  So long as this Debenture is outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Debenture and the Other Debentures and (ii) Permitted Indebtedness.

(c) Existence of Liens.  So long as this Debenture is outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments.  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly,

(i) declare or pay any dividend or make any other payment or distribution on account of the Company’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such;

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; or

(iii) make any payment on or with respect to, accelerate the maturity of, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company, except a payment of interest, principal or other amounts due at the stated maturity thereof and except for payments of principal, interest and other amounts under the Other Debentures.

(e) Asset Sales.  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

(A)           Company (or the applicable Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(B)           at least 85% of the consideration received in the Asset Sale by the Company or such Subsidiary is in the form of cash.

(f) Use of Proceeds.  The Company estimates the use of the proceeds from the sale of the Securities to be substantially as set forth in Schedule 4(d) of the Securities Purchase Agreement.

(9) VOTE TO ISSUE, OR CHANGE THE TERMS OF, DEBENTURES.  The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Debenture or the Other Debentures.

(10) TRANSFER.  This Debenture may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) and 2(g) of the Securities Purchase Agreement.

(11) REISSUANCE OF THIS DEBENTURE.

(a) Transfer.  If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 12(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 12(d)) to the Holder representing the outstanding Principal not being transferred.

(b) Lost, Stolen or Mutilated Debenture.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 12(d)) representing the outstanding Principal.

(c) Debenture Exchangeable for Different Denominations.  This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 12(d) and in principal amounts of at least $50,000) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Debentures.  Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 12(a) or Section 12(c), the Principal designated by the Holder which, when added to the principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Debenture, from the Issuance Date.

(12) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture.  Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

(13) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this Debenture or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Debenture, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(14) CONSTRUCTION; HEADINGS.  This Debenture shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any Person as the drafter hereof.  The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture.

(15) FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(16) DISPUTE RESOLUTION.

(a) Disputes Over Closing Bid Price, Closing Sale Price, Conversion Price or Fair Market Value.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, or fair market value (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute via facsimile (I) within two (2) Business Days after delivery of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (II) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price or such fair market value (as the case may be) by 5:00 p.m. (New York time) on the third (3rd) Business Day following such delivery by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder shall select an independent, reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (x) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 16(a) and (y) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (x) and (y) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Disputes Over Arithmetic Calculation of the Conversion Rate, the applicable redemption price.

(i) In the case of a dispute as to the arithmetic calculation of a Conversion Rate or the applicable redemption price (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed arithmetic calculation via facsimile (i) within two (2) Business Days after delivery of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to resolve such disputed arithmetic calculation of such Conversion Rate or the applicable redemption price (as the case may be) by 5:00 p.m. (New York time) on the third (3rd) Business Day following such delivery by the Company or the Holder (as the case may be) of such disputed arithmetic calculation, then the Holder shall select an independent, reputable accountant or accounting firm to perform such disputed arithmetic calculation.

(ii) The Holder and the Company shall each deliver to such accountant or accounting firm (as the case may be) (x) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 16(a) and (y) written documentation supporting its position with respect to such disputed arithmetic calculation, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such accountant or accounting firm (as the case may be) (the “Submission Deadline”) (the documents referred to in the immediately preceding clauses (x) and (y) are collectively referred to herein as the “Required Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Documentation by the Submission Deadline, then the party who fails to so submit all of the Required Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such accountant or accounting firm (as the case may be) with respect to such disputed arithmetic calculation and such accountant or accounting firm (as the case may be) shall perform such disputed arithmetic calculation based solely on the Required Documentation that was delivered to such accountant or accounting firm (as the case may be) prior to the Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such accountant or accounting firm (as the case may be), neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such accountant or accounting firm (as the case may be) in connection with such disputed arithmetic calculation of the Conversion Rate or the applicable Redemption Price (as the case may be) (other than the Required Documentation).

(iii) The Company and the Holder shall cause such accountant or accounting firm (as the case may be) to perform such disputed arithmetic calculation and notify the Company and the Holder of the results no later than ten (10) Business Days immediately following the Submission Deadline. The fees and expenses of such accountant or accounting firm (as the case may be) shall be borne solely by the Company, and such accountant’s or accounting firm’s (as the case may be) arithmetic calculation shall be final and binding upon all parties absent manifest error.

(c) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 16 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that each party shall be entitled to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 16, (ii) a dispute relating to a Conversion Price, (iii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iv) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected accountant’s or accounting firm’s performance of the applicable arithmetic calculation, (v) for clarification purposes and without implication that the contrary would otherwise be true, disputes relating to matters described in Section 16(a) shall be governed by Section 16(a) and not by Section 16(a), and (vi) nothing in this Section 16 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in Section 16(a) or Section 16(a)).

(17) NOTICES; PAYMENTS.

(a) Notices.  Whenever notice is required to be given under this Debenture, unless otherwise provided herein, such notice shall be given in accordance with Section 10(f) of the Securities Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Debenture, including in reasonable detail a description of such action and the reason therefor.

(b) Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Debenture, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.  Any amount of Principal or other amounts due under the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of ten percent (10.00%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(18) RIGHTS UPON FUNDAMENTAL TRANSACTION. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Debenture and the other Transaction Documents in accordance with the provisions of this Section (18) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Debentures in exchange for such Debentures a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Debentures, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Debentures held by such holder, having similar conversion rights as the Debentures and having similar ranking to the Debentures, and satisfactory to the Holder and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein immediately following the applicable Fundamental Transaction. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall also be issued upon conversion or redemption of this Debenture at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock or other securities, cash, assets or other property issuable upon the conversion or redemption of the Debentures prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Debenture been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Debenture), as adjusted in accordance with the provisions of this Debenture. The provisions of this Section (18) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Debenture.

(19) CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Debenture have been paid in full in cash, this Debenture shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(20) WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Debenture and the Securities Purchase Agreement.

(21) GOVERNING LAW.  This Debenture shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Debenture and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(22) CERTAIN DEFINITIONS.  For purposes of this Debenture, the following terms shall have the following meanings:

(a) “Asset Sale” means (i) the sale, lease, conveyance or other disposition of any assets or rights other than in the ordinary course of business consistent with past practice, and (ii) the sale of Equity Interests in any of the Company’s Subsidiaries.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of Scottsdale are authorized or required by law to remain closed.

(c) “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

(d) “Capital Stock” means:  (1)  in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;  (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

(e) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing trade price, respectively, is reported for such security by Bloomberg, the average closing price of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 16. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(f)  “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

(g) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The Nasdaq National Market or The Nasdaq Capital Market.

(h)  “Equity Conditions” means that each of the following conditions is satisfied as of the date of determination:  (i) the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (ii) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Principal Market; (iii) the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (iv) there shall not then exist (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, (B) an Event of Default or (C) an event that with the passage of time or giving of notice would constitute an Event of Default; (v) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document; (vi) there shall either be an effective Registration Statement available to the Holder for the resale of all Registrable Securities (as defined in the Registration Rights Agreement) or all Registrable Securities shall be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Debentures, other issuance of securities with respect to the Debentures); (vii) the Common Stock is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring) or pending either (A) in writing by such Eligible Market or (B) by falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (viii) the Company shall have delivered all shares of Common Stock issuable upon conversion of this Debenture on a timely basis as set forth herein and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (ix) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section (4)(f) hereof; (x) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (xi) no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (xii) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any Registration Statement required to be filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement or (2) any Registrable Securities to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Debentures, other issuance of securities with respect to the Debentures);  and (xiii) the Holder shall not be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like.

(i) “Equity Conditions Failure” means, with respect to a particular date of determination, that on any day during the period commencing ten (10) Trading Days immediately prior to such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(j) “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

(k) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Debenture (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section Error! Reference source not found. shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.

(l) “GAAP” means United States generally accepted accounting principles, consistently applied.

(m) “Indebtedness” means, any indebtedness (excluding accrued expenses and trade payables), whether or not contingent:

(i)           in respect of borrowed money;

(ii)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(iii)           in respect of banker’s acceptances;

(iv)           representing Capital Lease Obligations; or

(v)           representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed.

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the Company prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the Company or its Subsidiaries (whether or not such Indebtedness is assumed by the Company or such Subsidiary) and, to the extent not otherwise included, the guarantee by the Company or any of its Subsidiaries of any Indebtedness of any other Person.

(n) “Initial Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued the Debentures pursuant to the terms of the Securities Purchase Agreement.

(o) “Interest Conversion Price” means, with respect to any Interest Date, that price which shall be computed as 100.0% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the ten (10) consecutive Trading Days immediately preceding the applicable Interest Date (each, an “Interest Measuring Period”).  All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period.

(p) “Mortgage” means a Mortgage in form and substance reasonably satisfactory to the Holder, as it may be amended, supplemented or otherwise modified from time to time.

(q) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(r)  “Payment Quarter” means each of: the period beginning on and including March 1, 2015 and ending on and including May 31, 2015; the period beginning on and including June 1, 2015 and ending on and including August 31, 2015; and the period beginning on and including September 1, 2015 and ending on and including the Maturity Date.

(s) “Permitted Indebtedness” means (a) purchase money debt, Capital Lease Obligations or other Indebtedness incurred in connection with the acquisition of an interest in property, equipment, entities or other assets, provided that such purchase money debt, Capital Lease Obligations or other Indebtedness is recourse only to the interests in property, equipment, entities or other assets so acquired, and (b) Indebtedness described in Schedule 3(s) of the Securities Purchase Agreement.

(t) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, and (iv) Liens securing the Company’s obligations under the Debentures, (v) Liens securing purchase money debt, Capital Lease Obligations or other Indebtedness incurred pursuant to clause (a) of the definition of Permitted Indebtedness, provided that such Liens do not extend and otherwise are not recourse to any assets of the Company or its Subsidiaries other than the interests in property, equipment, entities or other assets acquired with such purchase money debt, Capital Lease Obligations or other Indebtedness.

(u) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(v) “Principal Market” means the Over-the-Counter Quotation Bureau (OTC:QB).

(w) “Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, capital stock.

(x) “Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

(y) “Registration Rights Agreement” means that certain registration rights agreement dated as of the Subscription Date by and among the Company and the initial holders of the Debentures relating to, among other things, the registration of the resale of the Common Stock.

(z) “Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

(aa) “Required Holders” means the holders of Debentures representing at least fifty-one percent of the aggregate principal amount of the Debentures then outstanding.

(bb) “SEC” means the United States Securities and Exchange Commission.

(cc) “Securities Purchase Agreement” means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the initial holders of the Debentures pursuant to which the Company issued the Debentures.

(dd) “Security Agreement” means the Pledge and Security Agreement dated as of the Subscription Date among the Company and the holder of the Debentures.

(ee) “Security Documents” means the Security Agreement, the Mortgages, if any, and all other instruments, documents and agreements delivered by the Company or any of its Subsidiaries in order to grant to any holder of a Debenture or Other Debenture, a Lien on any real, personal or mixed property of the Company or one of its Subsidiaries as security for the obligations under the Debentures.

(ff) “Subscription Date” means May 27, 2014.

(gg) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York Time).

(hh) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(23) DISCLOSURE.  Upon receipt or delivery by the Company of any notice in accordance with the terms of this Debenture, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise.  In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(23)  USURY.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Buyer in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Buyer with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Buyer to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Buyer’s election.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed as of the Issuance Date set out above.

Guardian 8 Holdings,
a Nevada corporation

By: /s/ C. Stephen Cochennet
       C. Stephen Cochennet, CEO/President